UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2016 (December 23, 2016)

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

ITEM 8.01 Other Events

On December 23, 2016, the Court of Common Pleas in Franklin County, Ohio (the “Court”) issued its Decision and Order in the AWMS Water Solutions, LLC appeal of the Ohio Oil and Gas Commission’s decision that upheld the Division of Oil and Gas Resources Management’s (the “Division”) suspension of AWMS #2.  AWMS Water Solutions, LLC (the “Company”) is a wholly owned subsidiary of Avalon Holdings Corporation. As previously reported, on September 3, 2014, the Chief of the Ohio Department of Natural Resource’s Division, temporarily suspended the operations at the Company’s salt water injection well, AWMS #2, while they prepared a state-wide policy on induced seismicity.

The Court found that the Division’s suspension and refusal to work with the Company for over 26 months was “arbitrary” and “not in accordance with reason” and therefore vacated the Ohio Oil and Gas Commission’s decision.  The Court ordered that the Company and the Division submit proposed entries within 30-days to the Court setting forth the initial volumes, pressures, and increases in volume and pressure proposed while monitoring seismicity and addressing the concerns of public health and safety.  Following submittal of these proposed entries, it is expected that the Court will issue specific orders allowing AWMS #2 to resume operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

DATED: December 28, 2016		/s/ Bryan P. Saksa
	By:	Bryan P. Saksa
Chief Financial Officer and Treasurer

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